$ 000s

	Global Geophysical Services													
	Forecast 1 WE 3/28	Forecast 2 WE 4/4	Forecast 3 WE 4/11	Forecast 4 WE 4/18	Forecast 5 WE 4/25	Forecast 6 WE 5/2	Forecast 7 WE 5/9	Forecast 8 WE 5/16	Forecast 9 WE 5/23	Forecast 10 WE 5/30	Forecast 11 WE 6/6	Forecast 12 WE 6/13	Forecast 13 WE 6/20	13 week Total
Inflows														
Collections (Received at Corporate)	$ 846	$ 2,365	$ 5,652	$ 784	$ 6,710	$ 298	$ 10,562	$ 1,777	$ 692	$ 3,673	$ 6,140	$ 3,840	$ 106	$ 43,444
Outflows														
Cash Request from Regions	(541)	(3,348)	(1,111)	(1,206)	(1,114)	(2,072)	(1,104)	(528)	(1,905)	(3,675)	(898)	(424)	(673)	(18,599)
Payroll, Per Diem, Benefits	(1,207)	(1,910)	(540)	(1,910)	(540)	(1,010)	(1,440)	(1,010)	(1,440)	(1,010)	(1,440)	(1,010)	(1,440)	(15,907)
Payroll (IOM)	-	(820)	-	-	-	-	(820)	-	-	-	(820)	-	-	(2,460)
Accounts Payable	(674)	(1,452)	(1,511)	(1,738)	(2,191)	(3,227)	(2,111)	(2,298)	(2,187)	(2,750)	(2,134)	(2,298)	(2,187)	(26,760)
Senior Debt Interest (Adequate Protection)	-	(2,075)	-	-	-	(855)	-	-	-	(884)	-	-	-	(3,814)
Interest/Fees on Additional Debt	(750)	-	-	-	-	(1,627)	-	-	-	(500)	-	-	-	(2,877)
Debtor Professionals														
Baker Botts (Debtor)	(165)	-	-	-	-	-	-	(1,114)	-	-	-	(608)	-	(1,886)
Jordan, Hyden, Womble (Debtor)	-	-	-	-	-	-	-	(135)	-	-	-	(90)	-	(225)
Alvarez & Marsal - (Debtor)	(116)	-	-	-	-	-	-	(1,350)	-	-	-	(900)	-	(2,366)
Investment Bank [Debtor]	-	-	-	-	-	-	-	(203)	-	-	-	(135)	-	(338)
Joele Frank	-	-	-	-	-	-	-	(135)	-	-	-	(90)	-	(225)
Prime Clerk	(10)	-	-	-	-	-	-	(338)	-	-	-	(225)	-	(573)
Auditor	-	-	-	-	-	-	-	(203)	-	-	-	(135)	-	(338)
Tax Advisor	-	-	-	-	-	-	-	(68)	-	-	-	(45)	-	(113)
Other Professionals	(32)	-	-	-	-	-	-	(203)	-	-	-	(135)	-	(369)
DIP Lender Professionals														
Akin Gump Strauss (DIP Lender)	(200)	-	-	-	-	-	-	(578)	-	-	-	(385)	-	(1,163)
Financial Advisor (DIP Lender)	-	-	-	-	-	-	-	(413)	-	-	-	(275)	-	(688)
Ropes and Gray (Trustee Counsel)	-	-	-	-	-	-	-	(68)	-	-	-	(45)	-	(113)
Wilmington Trust	(20)	-	-	-	-	(61)	-	-	-	-	-	-	-	(81)
Senior Lender Professionals														
TPG/TPC (Financial Advisor)	(310)	-	-	-	-	-	-	(523)	-	-	-	(275)	-	(1,108)
Schulte Roth & Zabel LLP (Senior Lender)	-	-	-	(500)	-	-	-	-	-	-	-	-	-	(500)
UCC Professionals														
Financial Advisor (UCC)	-	-	-	-	-	-	-	(338)	-	-	-	(225)	-	(563)
Counsel (UCC)	-	-	-	-	-	-	-	(540)	-	-	-	(360)	-	(900)
Other Professionals														
US Trustee	-	-	-	-	-	-	-	(45)	-	-	-	(30)	-	(75)
Total Professionals	(853)	-	-	(500)	-	(61)	-	(6,249)	-	-	-	(3,958)	-	(11,620)
Bankruptcy Related Payments	-	(650)	(3,510)	(3,735)	(2,400)	(2,400)	(2,045)	-	-	-	-	-	-	(14,740)
Other Payments (Insurance, etc)	-	(2,800)	-	-	(1,000)	-	-	-	-	-	-	-	-	(3,800)
Total Outflows	(4,025)	(13,056)	(6,672)	(9,089)	(7,245)	(11,252)	(7,521)	(10,084)	(5,533)	(8,819)	(5,292)	(7,689)	(4,300) #	(100,577)
Net Cashflow	**$ (3,179)**	**$ (10,690)**	**$ (1,021)**	**$ (8,305)**	**$ (535)**	**$ (10,954)**	**$ 3,041**	**$ (8,307)**	**$ (4,840)**	**$ (5,146)**	**$ 848**	**$ (3,849)**	**$ (4,194)**	**$ (57,132)**
Cash Beginning	$ 3,550	$ 25,371	$ 14,681	$ 13,660	$ 5,355	$ 4,819	$ 28,865	$ 31,906	$ 23,599	$ 18,759	$ 13,612	$ 14,461	$ 10,612	$ 3,550
Net Cashflow	(3,179)	(10,690)	(1,021)	(8,305)	(535)	(10,954)	3,041	(8,307)	(4,840)	(5,146)	848	(3,849)	(4,194)	(57,132)
Borrowing	25,000	-	-	-	-	35,000	-	-	-	-	-	-	-	60,000
Cash Ending	$ 25,371	$ 14,681	$ 13,660	$ 5,355	$ 4,819	$ 28,865	$ 31,906	$ 23,599	$ 18,759	$ 13,612	$ 14,461	$ 10,612	$ 6,418	$ 6,418